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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of VeriFone Holdings, Inc. for the registration of 13,397,462 shares of its common stock and to the incorporation by reference therein of our report dated December 16, 2005, with respect to the consolidated financial statements of VeriFone Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
San Francisco, California June 6, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM